EXHIBIT 10.2

         AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

         THIS AMENDMENT NO. 1 to the Stock Purchase Agreement (this Amendment") is made and entered into as of this 28th day of December 1999, by and among HBOA.COM, Inc., a District of Columbia corporation ("HBOA" and the "Buyer") and Philip J. Davis and John C. Lee (individually, a "Seller" and collectively, the "Sellers").

                             Preliminary Statements
                             ----------------------

         WHEREAS, the Amendment amends that certain stock purchase agreement ("Stock Purchase Agreement") dated November 17, 1999 by and among HBOA.com, Inc., a Florida corporation ("HBOA-Florida") and the Sellers (the "Stock Purchase Agreement") relating to the purchase of shares of common stock of Mizar Energy Company, a Colorado corporation (the "Company") (hereinafter, the "Stock Purchase Agreement" shall refer to the Stock Purchase Agreement, this Amendment and any and all other amendments to the Stock Purchase Agreement);

         WHEREAS, the parties wish to (1) have HBOA, the District of Columbia corporation be added as a direct party to the Stock Purchase Agreement and remove HBOA-Florida as a party from the Stock Purchase Agreement,
         (2) have HBOA purchase 850,000 shares of the Company's common stock from the Sellers (not 1,000,000 shares as provided in the Stock Purchase Agreement dated November 17, 1999) and (3) change the consideration for the purchase of the 850,000 shares of the Company's common stock as described in Section 4 hereof;

         NOW THEREFORE, in consideration of the foregoing, the agreements and covenants set forth herein, other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Definitions
                  -----------

         All terms not defined herein shall have the same meaning as the defined terms in the Stock Purchase Agreement.

         2.       New Party to the Stock Purchase Agreement.
                  ------------------------------------------

         2.1 The Sellers agree that HBOA.com, Inc., a District of Columbia party, shall be added as a party to the Stock Purchase Agreement and shall take the place of HBOA- Florida.


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         2.2 The Sellers expressly agree that HBOA.com, Inc., a District of
         Columbia corporation shall be substituted in full place of HBOA-Florida and shall have all rights and obligations of HBOA-Florida under the Stock Purchase Agreement. The Sellers expressly agree that HBOA-Florida shall be released from any and all obligations under the Stock Purchase Agreement.

         2.3 All references to the "Buyer" in the Stock Purchase Agreement shall be deemed to refer to HBOA.com. Inc., a District of Columbia corporation.

         3.       Number of Shares
                  ----------------

         3.1 The Buyer desires to purchase 850,000 shares of its common stock from the Sellers and the Sellers desire to sell the Buyer 850,000 shares of its common stock.

         3.2 The Sellers and the Buyer agree that all references to the 1,000,000 Shares of the Company's common stock shall be changed to refer to 850,000 shares of the Company's common stock The references include the references in the Preliminary Statements that (i) the Sellers wish to sell 1,000,000 shares of the Company's common stock to the Buyer and (ii) the "Shares" shall refer to 1,000,000 shares of the Company's common stock.

         3.3 All references to "Shares" in the Stock Purchase Agreement shall be deemed to refer to 850,000 shares of the Company's common stock.

         4.       Consideration.
                  --------------

         4.1 The Buyer's consideration for acquiring the Shares is Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed to by the Sellers. The Buyer also agrees that it will effect a business combination or merger of itself with and into the Company.

         4.2 Section 2.2 of the Stock Purchase Agreement is hereby deleted in its entirety and the following section is hereby inserted:

         "2.2 Consideration. The Sellers agree that the Buyer's consideration for the purchase of the Shares is Sixty Three Thousand Seven Hundred Fifty Dollars ($63,750).

         4.3 Clause 7.1(b)(i) of the Stock Purchase Agreement which refers to the delivery of a bank or cashier's check for the amount of Seventy Two Thousand Dollars ($72,000) is hereby deleted in its entirety and amended to read the delivery of cash or

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         a bank check in the amount of Sixty Three Thousand Seven Hundred Fifty
         Dollars ($60,750).

         5.       Full Force and Effect.
                  ----------------------

         Except as specifically amended hereby, the provisions of the Agreement shall remain in full force and effect.

         6. Preamble; Preliminary Recitals. The Preliminary Recitals set forth in the Preamble are hereby incorporated and made part of this Amendment.

         7.       Entire Agreement and Amendment.
                  -------------------------------

         The Amendment, together with the Agreement, as modified hereby, constitutes the entire agreement between the parties. This Amendment may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

         8.       Governing Law and Counterparts.
                  -------------------------------

         The Amendment shall be governed in all respects by and construed in accordance with Florida law. This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Any facsimile copy of a manually executed original Amendment shall be deemed a manually executed original Amendment and shall have the same force and effect as a manually executed original Amendment.

         IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

                              BUYER:

                              HBOA.COM, INC., a District of Columbia corporation

                              /s/ Gary D. Verider
                              ---------------------------------
                              Gary D. Verdier, President


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                              Sellers:

                              /s/ Philip J. Davis
                              ---------------------------------
                              PHILIP J. DAVIS

                              /s/ John C. Lee
                              ---------------------------------
                              JOHN C. LEE


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